UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED JUNE 27, 2014

Alpine 4 Automotive Technologies Ltd.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

934 W Coronado Road, Phoenix, AZ 85007

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(505) 804 5474

 (ISSUER TELEPHONE NUMBER)

ALPINE 4 Inc.

460 Brannan Street, Suite 78064

San Francisco, CA 94107

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

1

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of New Directors

On July 15, 2014, the Board of Director (the “Board”) and Majority Stockholder of Alpine 4 Automotive Technologies Ltd. (the “Company”) elected Charlie Winters, Kent B. Wilson, and Scott Edwards to serve as members of the Board, effective immediately.

Biographical Information for Charlie Winters

Mr. Charlie Winters is an automotive executive with over 10 years of automotive dealership experience.  Mr. Winters is also a principal in several automotive dealerships and repair shops throughout the southwest.  Mr. Winters holds a Bachelor’s Degree in Economics from Auburn University.

Biographical Information for Kent B. Wilson

Mr. Wilson serves as the Chief Executive Officer, Chief Financial Officer, and Secretary for the Company. He has raised 2 million dollars via seed capital and private placement funds to start Crystal Technology Holdings, Ltd./ NextSure, LLC.   This company successfully designed built and brought two products to market.  First of which was an internet based insurance rating engine that allowed prospective buyers to rate and buy their auto insurance online via a virtual insurance agent.  Capitalizing on this technology the company then built kiosks that housed this web based rating engine and distributed them to automobile dealerships throughout the Western United States to sell insurance to their uninsured drivers. Since 2002 Mr. Wilson has been actively involved with all facets of corporate financial and operational planning and has held the title of CFO and CEO for several different firms.    Mr. Wilson has also consulted for various finance departments of publicly traded companies such as JDA Software and Switch & Data, Inc. to help them identify and develop best SOX and GAAP practices and procedures. In 2011 Mr. Wilson took over as CFO of United Petroleum Company and helped guide them from a small startup with less than $1 million in revenue to a company with $20 million in revenue and a growth path for 2013 and 2014.

Mr. Wilson holds a BA degree in Management and holds an MBA from Northcentral University.

Biographical Information for Scott Edwards

Mr. Scott Edwards is automotive sales & marketing executive with over 19 years of experience in the automotive industry.  He currently represents a large national automotive franchise distributorship and has extensive knowledge of the inner workings of the retail and wholesale automotive market.

(e)         Employment Agreement

Summary of Employment Agreement for Richard Battaglini, Chairman of the Board and President

2

The term (“Term”) of Mr. Battaglini’s employment begins on July 16, 2014 and the term shall be automatically ongoing at the end of each year, unless Mr. Battaglini’s employment with the Company is terminated.

Mr. Battaglini’s base salary during the initial 60 days of employment shall be $150,000 per year. Thereafter, his annual salary will be $300,000 per year. Compensation shall be payable twice per month and the Company is entitled to deduct any applicable deductions and remittances as required by law.

Mr. Battaglini shall also be allowed a company vehicle or a $1,500 per month car allowance. He is also to be provided an annual increase of 10% in base salary automatically applied at the beginning of each year. Upon the event that the Company’s stock price trades above $3.00 per share, the Company will pay Mr. Battaglini a $250,000 performance bonus. Additionally, the Company will issue to Mr. Battaglini, 123,200,000 restricted common shares of stock.

Mr. Battaglini will be entitled to six weeks of paid vacation time per year, as well as six weeks of PTO (personal time off) each year, or as entitled by law, whichever is greater. Upon termination of employment, the Company will pay compensation to Mr. Battaglini for any accrued and unused vacation days.

Mr. Battaglini is to devote full time efforts to the Company per this Agreement. During the term of the his active employment with the Company, it is understood and agreed that any business opportunity relating to or similar to the Company's actual or reasonably anticipated business opportunities (with the exception of personal investments in less than 5% of the equity of a business, investments in established family businesses, real estate, or investments in stocks and bonds traded on public stock exchanges) coming to the attention of Mr. Battaglini, is an opportunity belonging to the Company. Therefore, Mr. Battaglini will advise the Company of the opportunity and cannot pursue the opportunity, directly or indirectly, without the written consent of the Company, which consent will not be unreasonably withheld.

During the term of Mr. Battaglini’s active employment with the Company, Mr. Battaglini will not, directly or indirectly, engage or participate in any other business activities that the Company, in its reasonable discretion, determines to be in conflict with the best interests of the Company without the written consent of the Company, which consent will not be unreasonably withheld.

Summary of Employment Agreement for Kent B. Wilson, Chief Executive Officer, Chief Financial Officer, Secretary

The term (“Term”) of Mr. Wilson’s employment begins on July 16, 2014 and the term shall be automatically ongoing at the end of each year, unless Mr. Wilson’s employment with the Company is terminated.

3

RESPONSIBILITIES:  The main responsibilities of the Chief Executive Officer are as follows:

•             Long-range (strategic) planning.

•             Setting profit, cost and expense goals and policies.

•             Establishing fiscal policies.

•             Oversight of Alpine 4 Automotive Technologies, Ltd’s budget.

•             Overall customer and trade relations.

•             Overall control and protection of business assets.

•             Establish and ensure fulfillment of Alpine 4 Automotive Technologies, Ltd’s mission.

•             Ethical and prudent operation of Alpine 4 Automotive Technologies, Ltd.
Compliance with all applicable Federal, State and municipality laws and regulations.

•             Establishment and maintenance of all external relationships consistent with the goals, philosophies and desired image of Alpine 4 Automotive Technologies, Ltd  Company. This shall include banking relationships, customer relations, public relations, vendor relations, and community relations.

•             Identify, negotiate and enter into agreements to acquire businesses and new profit centers for the company.

Principal duties, as Chief Executive Officer is as follows:

•             Monitor the overall performance of Alpine 4 Automotive Technologies, Ltd.

•             Meet with management reporting to this position on a regular basis to establish goals, objective and long-range plans for:  Profit, Revenue, Expense, Capital, Sales & Marketing, and Business Development.

•             Provide budgetary guidelines.

•             Establish or approve all corporate policies, including: Operations Policy, Fiscal Policy, Sales and Marketing Policy, Compensation and Benefit Policy, Personnel Policy .

•             Meet with Chief Financial Officer/Controller to monitor the overall financial condition of Alpine 4 Automotive Technologies, Ltd.

•             Establish and execute plans for purchase and/or replacement of equipment and facilities to ensure continued growth.

•             Ensure that adequate working capital is available to operate the business.

•             Organize the structure of Alpine 4 Automotive Technologies, Ltd to enable the business to meet profit and growth objectives.

•             Monitor the performance of executive staff reporting to this position and conduct formal Performance Evaluations twice annually.

•             Establish the quality control standards for the sales and marketing, administrative, financial, production, and operations departments of the company.

CFO:  Duties:  Work with the CEO and the Board of Directors (BOD) in the financial management and planning of Alpine 4 Automotive Technologies, Ltd.

4

•             Plan:  Plan daily activities that accomplish correct completion of duties of financial reporting staff schedule to sufficiently maintain high levels of work processing and accuracy.

•             Direct: Develop Assigned Task Lists (ATL) and supervise the completion of duties of the financial reporting staff to assure the accomplishment of departmental goals and objectives

•             Control: Performance is controlled through the Cash Flow, Executive Summary and Monthly Budget Variance Report and evaluating pertinent financial information and take action to correct variances.

•             Vested with the authority to sign checks and disburse those funds allocated in the General and Administrative accounts as assigned.

•             Purchase goods and services within budgeted amounts.

•             Sign corporate documents and commitments

•             Take any reasonable action necessary to carry out the responsibilities of the position, while it is consistent with 1) established company policy, 2) sound business judgment and 3) the achievement of profit.

Mr. Wilson’s base salary during the initial 60 days of employment shall be $120,000 per year. Thereafter, his annual salary will be $300,000 per year. Compensation shall be payable twice per month and the Company is entitled to deduct any applicable deductions and remittances as required by law.

Mr. Wilson shall also be allowed a company vehicle or a $1,500 per month car allowance. He is also to be provided an annual increase of 5% in base salary automatically applied at the beginning of each year. Upon the event that the Company’s stock price trades above $3.00 per share, the Company will pay Mr. Wilson a $250,000 performance bonus. Additionally, the Company will issue to Mr. Wilson, 27,000,000 restricted common shares of stock.

Mr. Wilson will be entitled to six weeks of paid vacation time per year, as well as six weeks of PTO (personal time off) each year, or as entitled by law, whichever is greater. Upon termination of employment, the Company will pay compensation to Mr. Wilson for any accrued and unused vacation days.

Mr. Wilson is to devote full time efforts to the Company per this Agreement. During the term of the his active employment with the Company, it is understood and agreed that any business opportunity relating to or similar to the Company's actual or reasonably anticipated business opportunities (with the exception of personal investments in less than 5% of the equity of a business, investments in established family businesses, real estate, or investments in stocks and bonds traded on public stock exchanges) coming to the attention of Mr. Wilson, is an opportunity belonging to the Company. Therefore, Mr. Wilson will advise the Company of the opportunity and cannot pursue the opportunity, directly or indirectly, without the written consent of the Company, which consent will not be unreasonably withheld.

During the term of Mr. Wilson’s active employment with the Company, Mr. Wilson will not, directly or indirectly, engage or participate in any other business activities that the Company, in its reasonable discretion, determines to be in conflict with the best interests of the Company without the written consent of the Company, which consent will not be unreasonably withheld.

5

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 27, 2014, the Registrant filed a Certificate of Amendment (the “Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware to change the name of the Registrant to Alpine 4 Automotive Technologies Ltd. and on June 30, 2014, the Registrant filed a Certificate of Amendment (the “Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the authorized shares from 100,000,000 shares of common stock to 500,000,000 shares of common stock.  The amendment became effective on the date of filing. The foregoing description of the Amendment to the Articles of Incorporation is qualified in its entirety by reference to the text of the Amendments attached as Exhibit 3.3 and 3.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 27, 2014, the Board of Director and Majority Stockholder of the Registrant approved to amend the Registrant’s Certificate of Incorporation to change the name of the Registrant from ALPINE 4 Inc. to Alpine 4 Automotive Technologies Ltd. On that date, the officers of the Registrant were instructed to file such amendment with the State of Delaware, which amendment was completed and filed with Delaware on June 27, 2014.

On June 30, 2014, the Board of Director and Majority Stockholder of the Registrant approved to amend the Registrant’s Certificate of Incorporation to increase the authorized number of common stock from 100,000,000 shares of common stock to 500,000,000 shares of common stock.  On that date, the Stockholders met and approved the amendment to the Certificate of Incorporation and authorized and directed the officers of the Registrant to file such amendment with the State of Delaware, which amendment was effectively completed and the Registrant informed on June 30, 2014.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
3.3	Certificate of Amendment of Certificate of Incorporation dated June 27, 2014 and June 30, 2014
3.4	Certificate of Amendment of Certificate of Incorporation dated June 30, 2014
10.1	Employment Agreement effective July 16, 2014 Richard Battaglini
10.2	Employment Agreement effective July 16, 2014 Kent B. Wilson

6

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Automotive Technologies Ltd.

By: /s/ Richard Battaglini

Richard Battaglini

Chairman of the Board and President

By: /s/ Kent B. Wilson

Kent B. Wilson

Chief Executive Officer, Chief Financial Officer, Secretary

(Principal Executive Officer, Principal Financial Officer)

Date: July 17, 2014.

7